UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 10, 2014

(Date of report; date of

earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 below of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.02	Results of Operation and Financial Condition.

Ally Financial Inc. (“Ally”) expects to release its financial results for the fourth quarter of 2013 on February 6, 2014. Based on company data available as of the date hereof, Ally estimates net income of between $90 million and $110 million for the fourth quarter of 2013, which includes an estimated pre-tax charge of $98 million that Ally has previously announced related to consent orders issued by the Consumer Financial Protection Bureau and the U.S. Department of Justice. Ally further expects to report that at December 31, 2013, total assets and total equity were approximately $151 billion and $14 billion, respectively. This information is preliminary and is subject to revision based on the completion of Ally’s fourth quarter financial close and reporting process.

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

Protective Amendment

On January 9, 2014, the Board of Directors of Ally (the “Board”) approved an amendment to Ally’s Amended and Restated Certificate of Incorporation to add a new Exhibit I thereto (the “Protective Amendment”) that is intended to help protect certain tax benefits primarily associated with Ally’s net operating losses and tax credit carryovers (collectively, “Tax Benefits”), and recommended that the Protective Amendment be submitted for approval by Ally’s shareholders. Ally’s use of the Tax Benefits in the future may be significantly limited if it experiences an “ownership change” (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”)) for U.S. federal income tax purposes. In general, an ownership change will occur when the percentage of Ally’s ownership (by value) of one or more “5-percent shareholders” (as defined in Code) has increased by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis).

The following is a summary of the material terms of the Protective Amendment. Defined terms used in this description but not otherwise defined have the meanings ascribed to them in the Protective Amendment. This summary is qualified in its entirety by reference to the full text of the Certificate of Amendment to Ally’s Amended and Restated Certificate of Incorporation, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Prohibited Transfers

The transfer restrictions contained in the Protective Amendment generally will restrict any transfer of (i) Ally’s common stock, par value $0.01 per share, (ii) any warrants, rights, or options (including options within the meaning of Treas. Reg. § 1.382–2T(h)(4)(v) and Treas. Reg. § 1.382–4(d)(9)) to purchase securities of Ally, and (iii) any other interests treated as “stock” of Ally pursuant to Treas. Reg. § 1.382–2(a)(3) or Treas. Reg. § 1.382–2T(f)(18) (“Stock”) (collectively, the “Ally Capital Stock”) if the effect of the transfer would be to:

•	increase the direct or indirect ownership of any of Ally Capital Stock by any Person (as defined below) to 4.99% or more (a “5-percent shareholder”); or

•	increase the percentage of Ally Capital Stock owned directly or indirectly by any Person that was a 5-percent shareholder as of the effective time of the Protective Amendment, subject to limited exceptions.

“Person” means any individual, government, firm, corporation or other legal entity, including persons treated as a single entity pursuant to Treas. Reg. § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Transfers restricted by the Protective Amendment include sales to Persons whose resulting percentage ownership (direct or indirect) of any Ally Capital Stock would exceed the 4.99% threshold discussed above, or to Persons whose direct or indirect ownership of any Ally Capital Stock would by attribution cause another Person to exceed such threshold. Complex rules of constructive ownership, aggregation, segregation, combination and other ownership rules prescribed by the Code, and related regulations are applied in determining whether a Person constitutes a 5-percent shareholder under the Protective Amendment. For purposes of determining the existence and identity of, and the amount of Ally Capital Stock owned by, any shareholder, the Board will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to the Board’s actual knowledge of the ownership of Ally Capital Stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of Ally Capital Stock, to provide all information reasonably requested regarding such Person’s direct and indirect ownership of Ally Capital Stock.

The transfer restrictions may result in the delay or refusal of certain requested transfers of Ally Capital Stock, or prohibit ownership (thus requiring dispositions) of Ally Capital Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than Ally that, directly or indirectly, owns Ally Capital Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382 of the Code) with respect to Ally Capital Stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in any Person having a proscribed level of ownership.

Treatment of Existing 5-Percent Shareholders

Existing 5-percent shareholders as of the effective time of the Protective Amendment (“Existing Holders”) are not required to sell their shares but generally will be restricted from increasing their ownership under Section 382 of the Code. However, the Board must, within 20 business days of receiving a request, authorize (i) any proposed transfer by the United States Department of the Treasury if such proposed transfer and all prior and anticipated transfers or other transactions effected or expected to be effected during the relevant testing period (including, without limitation, any possible transfer by an Existing Holder (other than the United States Department of the Treasury) that would effect an “owner shift” (as defined in the Code)) do not result in an aggregate “owner shift” (as defined in the Code) of more than 40 percentage points as determined for purposes of Section 382 of the Code, taking into account both the Regulations thereunder and the provisions of IRS Notice 2010-2, insofar as they are relevant in determining, among other things, whether the Beneficial Ownership of any 5-percent shareholder has increased and (ii) any proposed acquisition by any Existing Holder (other than the United States Department of the Treasury) if such proposed transfer and all prior and anticipated acquisitions or transactions effected or expected to be effected during the relevant testing period does not result in any Existing Holder (other than the United States Department of the Treasury) being the Beneficial Owner of more than 9.9% of the outstanding Ally Capital Stock for purposes of Section 382 of the Code.

Consequences of Prohibited Transfers

Any direct or indirect transfer attempted in violation of the restrictions contained in the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Ally Capital Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as a shareholder for any purpose whatsoever in respect of the shares which are the subject of the prohibited transfer, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. Ally Capital Stock purportedly acquired in violation of the transfer restrictions is referred to herein as “excess securities.”

In addition to the prohibited transfer being void as of the date it is attempted, upon demand by Ally, the purported transferee must transfer the excess securities to an agent designated by the Board (the “Agent”) along with any dividends or other distributions paid with respect to such excess securities. The Agent is required to sell the excess securities in an arms’ length transaction (or series of transactions) that would not constitute a prohibited transfer under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess securities received by the Agent, will be distributed first to reimburse the Agent for its costs and expenses, second to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the market price of the excess securities at the time of the attempted transfer) incurred by the purported transferee to acquire such excess securities, and the balance of the proceeds, if any, will be distributed to the transferor (or, if the transferor cannot be readily identified, to a charity designated by the Board). If the purported transferee has resold the excess securities before receiving demand from Ally to surrender excess securities to the Agent, the purported transferee shall be deemed to have sold the excess securities on behalf of the Agent, and shall be required to transfer to the Agent any prohibited distributions and proceeds of such sale (except to the extent Ally grants written permission to the purported transferee to retain a specified amount), which will be distributed as described above.

With respect to any indirect or other transfer that does not involve a transfer of Ally’s “securities” within the meaning of Delaware law, but which would cause the transferee or any Person to become a 5-percent shareholder or would cause the Beneficial Ownership of a 5-percent shareholder to increase, such 5-percent shareholder and/or any person whose ownership of Ally’s securities is attributed to such 5-percent shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5-percent shareholder not to be in violation of the transfer restrictions contained in the Protective Amendment, and such securities will be treated as excess securities to be disposed of through the Agent under the provisions summarized above.

Exceptions to Transfer Restrictions

The Protective Amendment does not apply to certain transfers, including (i) transfers made in connection with a transaction in which, upon consummation, the acquiror owns at least a majority of the outstanding shares of Ally Capital Stock (i.e., mergers, consolidations, mandatory share exchanges or other business combinations), and in which all holders of each class or series of Ally’s capital stock receive, or are offered the same opportunity to receive, cash or other consideration, (ii) transfers to any employee stock ownership or other employee benefit plan of Ally or any of its subsidiaries (or any entity or trustee holding shares of Ally Capital Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of Ally or any of its subsidiaries) and (iii) to any underwriter, dealer or initial purchaser (within the meaning of “underwriter” in Treas. Reg. § 1.382-3(j)(7), as determined in good faith by the Board) from (A) an “eligible holder” (as such term is defined in the Registration Rights Agreement contained in Exhibit F of Ally’s Bylaws (the “Registration Rights Agreement”) for resale in a transaction contemplated by the Registration Rights Agreement or (B) the United States Department of the Treasury for resale in a similar transaction contemplated by any other agreement with Ally which grants the United States Department of the Treasury registration rights.

In addition, the Board will have the discretion to approve a transfer that would otherwise be a prohibited transfer upon request by the proposed transferor in accordance with the procedures set forth in the Protective Amendment. A committee of disinterested directors will consider such a request and will only authorize a proposed transaction if the Board receives a report from its financial advisers to the effect that the acquisition does not create significant risk of material adverse tax consequences to Ally or otherwise determines that the exemption is in Ally’s best interests. If the Board decides to grant a waiver, it may impose conditions on the acquiror or any selling party. The Board may also determine that the restrictions set forth in the Protective Amendment do not apply to a particular transaction or transaction, whether or not a request has been made. Furthermore, as described above, within 20 business days of receiving a request, the Board must authorize certain transactions by the United States Department of the Treasury and other Existing Holders. The Board must also authorize, within 20 business days of receiving a request, any proposed transfer that does not cause any aggregate increase in the Beneficial Ownership of Stock by 5-percent shareholders (as determined after giving effect to the proposed transfer) over the lowest Beneficial Ownership of Stock by such 5-percent shareholders (as determined immediately before the proposed transfer) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code. As a condition to the transfer of any Ally Capital Stock, any Person who is a beneficial, legal or record holder of Ally Capital Stock (and any proposed transferee and its affiliates) must provide such information, to the extent reasonably available and legally permissible, as Ally may reasonably request from time to time in order to determine compliance with the Protective Amendment or the status of the Tax Benefits.

In the event of a change in law or other relevant circumstances, the Board is authorized, without further shareholder action, to modify the applicable allowable percentage ownership interest or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board receives a report from Ally’s advisors that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders will be promptly notified by public announcement of any such determination through the method of notice that the Board deems appropriate under the circumstances.

The Board may, to the extent permitted by law, establish, modify, amend or rescind any bylaws, regulations and procedures for purposes of determining whether any transfer of Ally’s Capital Stock would jeopardize Ally’s ability to preserve and use its Tax Benefits. All determinations and interpretations of the Board will be interpreted or determined, as the case may be, by the Board in its sole discretion and will be conclusive and binding for all purposes of the Protective Amendment.

The Protective Amendment will expire on the earliest of (i) the Board’s determination, with input from Ally’s advisors, that the Tax Benefits are utilized in all material respects or are no longer available in any material respect, (ii) the Board’s determination, with input from Ally’s advisors, that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which Ally could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used in any particular time period, for applicable tax purposes, (iii) such date as the Board otherwise determines that the Protective Amendment should terminate and (iv) the close of business on the date of the third annual meeting of Ally’s shareholders following Ally’s 2014 Annual Meeting of the Shareholders.

The foregoing summary description of the Protective Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment to Ally’s Amended and Restated Certificate of Incorporation, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Additional Amendments

On January 9, 2014, the Board approved additional amendments to Ally’s Amended and Restated Certificate of Incorporation and Bylaws to accommodate the implementation of the Protective Amendment and Plan described in Item 8.01 below. These included amendments to (i) reflect the designation of a new series of Participating Preferred Stock, par value $0.01 per share (“Participating Preferred Stock”) and authorization of 15,000 shares thereof and (ii) add an exception to the application of preemptive rights for issuances of securities pursuant to the Plan.

The foregoing summary description of the amendments to the Certificate of Incorporation and Bylaws is qualified in its entirety by reference to the full text of the Certificate of Amendment to Ally’s Amended and Restated Certificate of Incorporation, and the Amendment to Ally’s Bylaws, which were effected on January 10, 2014 and which are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders

Ally submitted the Plan (as defined in Item 8.01 below), the Protective Amendment and the additional amendments described in Item 5.03 above, to holders of Ally’s common stock, par value $0.01 per share (“Common Stock”) for consent and approval. As of January 10, 2014, consents of shareholders holding 80.1% of the outstanding shares of Common Stock, including at least two holders of Common Stock where required, were received.

Item 8.01	Other Events

Tax Asset Plan

On January 9, 2014, the Board approved the adoption of a Tax Asset Protection Plan (the “Plan”) and Ally entered into the Plan on January 10, 2014. The purpose of the Plan is to help protect Ally’s ability to recognize Tax Benefits. The Plan is designed to reduce the likelihood that Ally will experience an “ownership change” for U.S. federal income tax purposes (as described above in Item 5.03) by (i) discouraging any person or group from becoming a holder of 4.99 percent or more of the outstanding shares of Common Stock and (ii) discouraging any existing holder of 4.99 percent or more of the outstanding shares of Common Stock from acquiring additional shares of Ally stock, subject to certain exceptions. There is no guarantee, however, that the Plan will prevent Ally from experiencing an ownership change.

The following is a summary of the material terms of the Plan. Defined terms used in this description but not otherwise defined have the meanings ascribed to them in the Plan. The Plan (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached as Exhibit 10.1 hereto and is incorporated into this Item 8.01 by reference. The following description of the Rights is qualified in its entirety by reference to the Plan and the exhibits thereto.

In connection with the adoption of the Plan, on January 9, 2014, the Board declared a dividend, payable on January 10, 2014, of one right (a “Right”) for each outstanding share of Common Stock held of record as of the close of business on January 10, 2014 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined below) and thereafter pursuant to options, warrants and convertible securities outstanding at the Separation Time. Each Right entitles its registered holder to purchase from Ally, at or after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, for $16,875.00 (the “Exercise Price”), subject to adjustment.

The Rights will be evidenced by either the registration of shares of Common Stock on the stock transfer books of Ally or by Common Stock certificates, if issued, until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board may from time to time fix) after the date on which any Person (as defined in the Plan) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person (as defined below) and (ii) the Flip-in Date (as defined below); provided, however, that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed never to have been made. A “Flip-in Date” will occur on the Stock Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A “Stock Acquisition Date” means the date on which Ally announces that a person or group has acquired 4.99 percent or more of Common Stock and become an Acquiring Person for purposes of the Plan. An “Acquiring Person” is any Person having Beneficial Ownership (as defined in the Plan) of 4.99 percent or more of the outstanding shares of Common Stock, but does not include (i) Ally, any majority-owned subsidiary of Ally or any employee stock ownership or other employee benefit plan of Ally, (ii) any Person who is the Beneficial Owner of 4.99 percent or more of the outstanding Common Stock as of the date of the public announcement of the Plan (an “Existing Holder”) until such time as such Person (other than certain investors that will be excluded from the definition of “Acquiring Person” until such time as such person acquires additional Common Stock, other than through a dividend or a stock split) acquires additional Common Stock, other than through a dividend or stock split, (iii) any Person who becomes the Beneficial Owner of 4.99 percent or more of the outstanding shares of Common Stock after the time of the first public announcement of the Plan solely as a result of (A) an acquisition by Ally of shares of Common Stock, (B) an acquisition directly from Ally in a transaction which duly authorized officers of Ally have determined shall not result in the creation of an Acquiring Person under the Plan, or (C) an acquisition of Common Stock (or any security convertible into or exchangeable for Common Stock) by any underwriter, dealer or initial purchaser (within the meaning of “underwriter” in Treasury Regulation § 1.382-3(j)(7), as determined in good faith by the Board) from (x) an “eligible holder” (as such term is defined in the Registration Rights Agreement) for resale in a transaction contemplated by the Registration Rights Agreement or (y) the United States Department of the Treasury for resale in a similar transaction contemplated by any other agreement with Ally which grants the United States Department of the Treasury registration rights, until, in each case, such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 4.99 percent or more of the outstanding shares of Common Stock, (iv) any Person who the Board determines has inadvertently become the Beneficial Owner of 4.99 percent or more of the outstanding Common Stock if such Person promptly divests sufficient securities such that such 4.99 percent or greater Beneficial Ownership ceases or (v) any Person who the Board exempts upon receiving, at the Board’s request, a report from Ally’s advisors to the effect that the proposed transaction does not create a significant risk of material adverse tax consequences to Ally, or which the Board determines is otherwise in the best interests of Ally. Furthermore, the Board must, within 20 business days of receiving an exemption request, exempt (A) a proposed transfer that does not cause any aggregate increase in the Beneficial Ownership of Stock by 5-percent shareholders (as determined after giving effect to the proposed transfer) over the lowest Beneficial Ownership of Stock by such 5-percent shareholders (as determined immediately before the proposed transfer) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code, (B) a proposed transfer by the United States Department of the Treasury if such proposed transfer and all prior and anticipated transfers or other transactions effected or expected to be effected during the relevant testing period (including, without limitation, any possible transfer by an Existing Holder (other than the United States Department of the Treasury) that would effect an “owner shift” (as defined in the Code)) do not result in an aggregate “owner shift” (as defined in the Code) of more than 40 percentage points as determined for purposes of Section 382 of the Code, taking into account both the Regulations thereunder and the provisions of IRS Notice 2010-2, insofar as they are relevant in determining, among other things, whether the Beneficial Ownership of any Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock has increased and (C) a proposed acquisition by any Existing Holder (other than the United States Department of the Treasury) if such proposed transfer and all prior and anticipated acquisitions or transactions effected or expected to be effected during the relevant testing period does not result in any Existing Holder (other than the United States Department of the Treasury) being the Beneficial Owner of more than 9.9% of the outstanding Common Stock for purposes of Section 382 of the Code. The Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock, and will be evidenced by either the registration of the Common Stock on the stock transfer books of Ally, or a certificate for Common Stock, if issued. Following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on the date of the third annual meeting of Ally’s shareholders following Ally’s 2014 Annual Meeting of the Shareholders, (iii) the date on which the Rights are redeemed as described below and (iv) the time at which the Board determines the Tax Benefits are utilized in all material respects or are no longer available (in any such case, the “Expiration Time”).

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from Ally, upon the exercise thereof in accordance with the terms of the Plan, that number of shares of Common Stock having an aggregate Market Price (as defined in the Plan), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price. In addition, the Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50 percent of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then-outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Whenever Ally shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, Ally, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

The Board may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.001 per Right (the “Redemption Price”) as and to the extent provided in the Plan. Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held. The Board may amend the Plan at any time and in any manner.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of Ally, including, without limitation, the right to vote or to receive dividends, and will rank junior to Ally’s Fixed Rate / Floating Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

As of January 9, 2014 there were 1,547,637 shares of Common Stock issued and outstanding. As long as the Rights are attached to the Common Stock, Ally will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

Forward-Looking Statements

In this Form 8-K, use of the words “expect,” “estimate,” or similar expressions is intended to identify forward-looking statements. All statements herein and, other than statements of historical fact, including without limitation, statements about future events and  financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors (“GM”), and Ally and Chrysler Group LLC (“Chrysler”); the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with being a  financial holding company, and the significant regulation and restrictions that we are subject to; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of Ally, Chrysler, or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III).

Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment, dated January 10, 2014, to the Amended and Restated Certificate of Incorporation of Ally Financial Inc, dated November 20, 2013.

3.2	Amendment, dated January 10, 2014, to the Bylaws of Ally Financial Inc., dated November 20, 2013.

10.1	Tax Asset Protection Plan, dated as of January 10, 2014, between Ally Financial Inc. and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc.

Dated: January 13, 2014	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment, dated January 10, 2014, to the Amended and Restated Certificate of Incorporation of Ally Financial Inc. dated November 20, 2013.

3.2	Amendment, dated January 10, 2014, to the Bylaws of Ally Financial Inc., dated November 20, 2013.

10.1	Tax Asset Protection Plan, dated as of January 10, 2014, between Ally Financial Inc. and Computershare Trust Company, N.A.